Innventure, Inc. to Host Conference Call Detailing Dow Collaboration & Launch of Refinity

ORLANDO, Fla. Jan. 23, 2025 (GLOBE NEWSWIRE)– Innventure, Inc. (Nasdaq: INV) (“Innventure”), a technology commercialization platform, today announced it will host a conference call on January 30, 2025, at 5:00 pm ET to detail its recently announced collaboration with The Dow Chemical Company and the launch of its fourth operating company, Refinity. Bill Haskell, Chief Executive Officer of Innventure, and Bill Grieco, Chief Executive Officer of Refinity, will discuss Refinity’s value proposition, market opportunity and technology differentiation.

The event will be webcast live via Innventure’s investor relations website https://ir.innventure.com/ or via this link.

Parties interested in joining via teleconference can register using this link: https://register.vevent.com/register/BI4b30a1f9b144487daa3c053485ade19c

After registering, you will be provided dial in details and a unique dial-in PIN. Registration is open through the live call, but to ensure you are connected for the full call, we suggest registering in advance.

Innventure will also post a slide presentation to accompany the prepared remarks to its investor relations website https://ir.innventure.com/ shortly before the of the start of the event.
About Innventure
Innventure (NASDAQ: INV) founds, funds, and operates companies with a focus on transformative, sustainable technology solutions acquired or licensed from multinational corporations. As owner-operators, Innventure takes what it believes to be breakthrough technologies from early evaluation to scaled commercialization utilizing an approach designed to help mitigate risk as it builds disruptive companies it believes have the potential to achieve a target enterprise value of at least $1 billion. Innventure defines ‘‘disruptive’’ as innovations that have the ability to significantly change the way businesses, industries, markets and/or consumers operate.

Media Contact: Laurie Steinberg, Solebury Strategic Communications
press@innventure.com

Investor Relations Contact: Sloan Bohlen, Solebury Strategic Communications
investorrelations@innventure.com